UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038	NYSE Arca, Inc.
MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038	NYSE Arca, Inc.
MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217200 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the terms and provisions of the following securities:

•	MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038;

•	MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038; and

•	MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038

to be issued by the registrant (collectively, the “Notes”) is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities We May Offer” and “United States Federal Income Taxation” in the registrant’s Prospectus, dated April 27, 2017, in the registrant’s registration statement on Form F-3 (File No. 333-217200), (ii) the section captioned “Description of the Notes We May Offer” in the registrant’s Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, to the Prospectus, (iii) the registrant’s Pricing Supplement related to MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038, dated August 1, 2018, (iv) the registrant’s Pricing Supplement related to MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038, dated August 1, 2018, and (v) the registrant’s Pricing Supplement related to MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038, dated August 1, 2018. The outstanding principal amount of each series of Notes registered hereby may be increased from time to time in the future due to further issuances of such series of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. Each series of Notes registered hereby is, and any additional Notes of such series registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the respective Pricing Supplement referenced above.

Item 2.   Exhibits.

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission on May 4, 2011 (file number 333-173924)).
4.2	Form of MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038.
4.3	Form of MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038.
4.4	Form of MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038.
99.1	Pricing Supplement related to MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.
99.2	Pricing Supplement related to MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.
99.3	Pricing Supplement related to MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL

Date: August 1, 2018
	By:	/s/ Abid Chaudry
		Name:	Abid Chaudry
		Title:	Managing Director and Head Global Structured Products

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form F-3 filed with the Securities and Exchange Commission on May 4, 2011 (file number 333-173924)).
4.2	Form of MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038.
4.3	Form of MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038.
4.4	Form of MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038.
99.1	Pricing Supplement related to MicroSectors™ FANG+™ Index 2X Leveraged ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.
99.2	Pricing Supplement related to MicroSectors™ FANG+™ Index Inverse ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.
99.3	Pricing Supplement related to MicroSectors™ FANG+™ Index -2X Inverse Leveraged ETNs due January 8, 2038, dated August 1, 2018, to the registrant’s Prospectus, dated April 27, 2017, and Series D Senior Medium-Term Notes Prospectus Supplement, dated April 27, 2017, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on August 1, 2018.

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